JUCESP PROTOCOLO

SlG BVERAGES BRASIL LTOA.

25a ALTERA<;AO DO CONTRJ\T0-50CIAL PARA ALTERA<;AO DE ENDERE<;O DA SEDE,
RETIFICA<;AO E RATIFICAtAO-Of DOCUMENTO SOCIETARIO E CONSOLIDA<;AO DO CONTRATO SOCIAL

CNPJ/MF n. 57.866.238/0001-11
NIRE 35.216.344.513

Pelo presente instrumento particular,

SIG EURO HOLDING AG & CO KGaA, sociedade devidamente organizada e existente de acordo com as leis da Alemanha, com sede na Rurstrasse 58, 52441 Linnich, na Alemanha, inscrita no CNPJ/MF sob o n° 05.669.740/0001-39, neste ato representada por sua procuradora, Sra. Edimara lansen Wieczorek, brasileira, advogada inscrita na Ordem dos Advogados do Brasil, Sec;:ao de Sao Paulo, sob no. 193216-A, portadora do RG
n. 3.079.670-5 SSP-PR e do CPF-MF n. 437.718.239-00, com escrit6rio na cidade de Campinas, Sao Paulo, Brasil, na Av. Dr. Jose Bonifacio Coutinho Nogueira, 150, conforme procurac;:ao anexa, e

SIG COMBIBLOC HOLDING GmbH, uma empresa devidamente organizada e existente sob as leis da Alemanha, com sede em Rurstrasse 58, 52441 Linnich, Alemanha, inscrita no CNPJ/MF sob o n° 18.533.340/0001-43, neste ato representada pela sua procuradora, Sra. Edimara lansen Wieczorek, acima ja qualificada, conforme procurac;:ao anexa.

Na qualidade de s6cios-quotistas, representando a totalidade do capital social da SIG BEVERAGES BRASIL LTDA., sociedade limitada, inscrita no CNPJ/MF sob o n. 57.866.238/0001-11, com seus atos constitutivos devidamente registrados na Junta Comercial de Sao Paulo sob o NIRE n. 35.216. 344.513, decidem, por unanimidade, proceder as seguintes alterac;:oes no contrato social para:

I. DA ALTERA<;AO DO CONTRATO SOCIAL

I.	1• Alterac;:ao do enderec;:o da sede

1.1.1. Os s6cios decidem, neste ato, alterar o enderec;:o da sede social da Rua Chedid Jafet, 222, Torre B, conjunto 42-A do Edificio Millenium Office Park, Vila Olimpia, Cep: 04551-065, cidade de Sao Paulo, Estado de Sao Paulo, para Rua Funchal,
418, Edificio e-Tower, 4° andar, sala 1, Vila Olimpia, CEP 04551-060, na cidade de Sao Paulo, Estado de Sao Paulo.

2

1.1.2.

Em razao da retificac;a:

o cima, a Clausula 28

Contrato Social volta

a vigorar com a seguinte redac;:ao:

Clausula 2°    A·soGi dade tem sua sede e foro no municipio de Scio Paulo,
Estado de Sao·1'au7o; na Rua Funchal, 418, Edificio e-Tower, 4° andar, sala 1, Vila Olimpia, CEP 04551-060.

1.2	Retificaao e Ratificaao de Documento Societario

1.2.1.    Fica retificada a 21a Alterac;:ao do Contrato Social, datada de 18/03/ 2010 e arquivada na Junta Comercial do Estado de Sao Paulo em sessao de 24/03 / 2010, sob o n° 103.880/10-0, para dela fazer constar expressamente a alterac;:ao do valor unitario das quotas em que se dividem o capital social, que passou de RS 1,00 (um real) para RS 0,10 (dez centavos de real).

1.2.2.    Ficam ratificados todos os demais termos do texto e todas as demais deliberac;:oes tomadas atraves do documento societario acima mencionado.

1.3. Mudana do Texto do Contrato Social

Em decorrencia das deliberac;:oes acima, fica alterada a clausula 2a do Contrato Social, a qual passa a vigorar com a redac;:ao prevista no texto abaixo consolidado.

II.	CONSOLIDA<;AO DO CONTRATO SOCIAL

Em razao da alterac;:ao acima, resolvem as quotistas consolidar o Contrato Social da sociedade, de tal forma que o mesmo passe a vigorar na sua integra, com a seguinte redac;:ao:

"CONTRATO SOCIAL DA SIG BEVERAGES BRASIL LTDA CAP[TULO I- DA DENOMINA<;AO, SEDE, OBJETO E DURA<;AO
Clausula 1a - A sociedade que operara sob a denominac;:ao social de SIG BEVERAGES
BRASIL LTOA e uma sociedade limitada, e sera regida por este Contrato Social, pelas disposic;:oes da Lei 10.406, de 10 de janei ro de 2.002 e, subsidiariamente, no que for aplicavel, pela Lei 6.404, de 15 de dezembro de 1976 e suas alterac;:oes posteriores.

Clausula 2a - A sociedade tern sua sede e faro no munidpio de Sao Paulo, Estado de Sao Paulo, na Rua Funchal, 418, Edificio e-Tower, 4° andar, sala 1, Vila Olimpia, CEP 04551.. -
060.

•
3

Paragrafo Primeiro - A sociedade, quantlo aprovado pelos s6cios quotistas, podera
abrir e encerrar filiais,    encias, escrit6rios e representai;oes, em qualquer parte do territ6rio nacional dll tora:dele, nos termos do Contrato Social fixando-se, em
cada caso, a parcela a ser    tacada do Capital Social.

Clausula 3a - A sociedade tern por objeto:

a)
A industria e comercio de maquinas, equipamentos e dispositivos industriais em geral, particularmente para a industria alimenticia, de bebidas, de higiene, cosmeticos e de limpeza, industria quimica e a elas relacionadas;

b)	lmportai;ao e exportai;ao de pei;as e equipamentos em geral;

c)
Fornecimento de tecnologia e prestai;ao de servh;:os relacionados aos produtos mencionados no item "a" acima, incluindo a reparai;ao, conservai;ao e montagem alem da operai;ao de estabelecimentos de terceiros e sua manuteni;ao;

d)	Representai;ao de outras sociedades, nacionais ou estrangeiras, por conta de terceiros;

e)	Participai;ao em outras sociedades, comerciais ou civis, como s6cia, acionista ou quotista.
Clausula 4a - E indeterminado o prazo de durai;ao da sociedade.

CAPiTULO II - DO CAPITAL SOCIAL

Clausula 5a - 0 capital social, totalmente integralizado, em moeda corrente nacional, bens e direitos e de RS 109.327.433,90 (cento e nove milhoes, trezentos e vinte e sete mil, quatrocentos e trinta e tres reais e noventa centavos), dividido em 1.093.274.339 (um bilhao, noventa e tres milhoes, duzentas e setenta e quatro mil, trezentas e trinta e nove), quotas de valor unitario de RS 0, 10 (dez centavos de real), assim distribuidas entre os s6cios:

S6cio-Quotista	N°. de quotas	Valor (RS)	Participaao
SIG Euro Holding AG & Co KGaA	1.093.274.329	109.327.432,90	99,99%
SIG Combibloc Holding GmbH	10	1,00	0,01%
TOTAL	1.093.274.339	109.327.433,90	100,0%

Paragrafo Primeiro - A responsabilidade dos quotistas - nos termos do artigo
1.052 da Lei n. 10.406, de 10 de janeiro de 2002 - e limitada ao valor de suas quotas, mas respondem todos solidariamente pela integralizai;ao do capital social.

Paragrafo Segundo - Cada quota social dara a seu titular o direito a um voto nas
\-WJ
deliberai;oes dos quotistas.

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.• :•

:•. ••        4

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Paragrafo Terceiro - A totalidade·Cfas quotas pertencentes as quotistas SIG Euro
Holding AG ft Co. KGaA f SI Combibloc Holding GmbH esta empenhada em favor de The Bank of New YdrMeijon, agindo em favor dos beneficiarios, conforme os termos e condic;oes do•Contrato de Penhor de Quotas celebrado entre a SIG Euro Holding AG ft Co. KGaA: s1 tombibloc Holding GmbH, SIG Beverages Brasil Ltda. e The Bank of New York Mellon em 30 de marc;o de 2010.

Clausula 6a - Os aumentos de capital bem coma a alienac;ao, cessao, transferencia, cauc;ao ou onerac;ao a qualquer titulo, de quotas do capital social, ficarao sujeitos ao consentimento expresso e unanime de todas as quotistas.

Paragrafo Unico - Qualquer alienac;ao, cessao, transferencia, cauc;ao, onerac;ao ou venda efetuada em violac;ao das restric;oes acima sera nula de pleno direito.

CAP(TULO 111 - DA ADMINISTRA<;AO

Clausula 7a - A sociedade sera gerida por ate 2 (dois) administradores, que poderao OU nao ser s6cios, residentes no pais, os quais estarao investidos dos poderes de administrac;ao conforme especificado no presente Contrato Social.

Paragrafo 1° - O(s) administrador(es) permanecera(ao) em seu(s) cargo(s) por tempo indeterminado, podendo, no entanto, ser(em) substituido(s) a qualquer tempo, por determinac;ao de comum acordo das quotistas.

Paragrafo 2° - Nao obstante a denominac;ao do cargo que venha a ser conferida ao(s) administrador(es), este(s) podera(ao) deliberar sabre os interesses gerais da sociedade, observadas as restric;oes legais e as constantes deste Contrato Social.

Paragrafo 3° - O(s) administrador(es) fica(m) dispensado(s) de prestar(em) cauc;ao e recebera(ao) a remunerac;ao a ser estabelecida periodicamente pelos quotistas que representem a maioria do capital social.
Clausula sa - A sociedade e administrada pelo Sr. FELIX COLAS MOREA, brasileiro, casado, executivo, residente e domiciliado na cidade de Sao Paulo, Estado de Sao Paulo, com escrit6rio na Rua lguatemi , n° 192, 1° andar, portador da Cedula de ldentidade RG n° 2.605.061-SSP-SP e do CPF/MF n° 049.584.388-15; com o titulo de Diretor Presidente.

Paragrafo Unico: O(s) administrador(es) ora nomeado(s) declara(m) que nao esta(ao) condenado(s) por nenhum crime cuja pena vede o exerdcio da administrac;ao da sociedade empresaria, nos termos do art. 1.011 da Lei 10.406 de 10 de janeiro de 2002.

Atribui oes Gerais da Diretoria	Clausula 9a - O Diretor Presidente e o Diretor Executive quando nomeado, terao os seguintes poderes e atribuic;oes, observadas as clausulas 12a e 13a abaixo:

a)	representar a sociedade, ativa·e passivamente, em Juizo e fora dele, e em suas relac;:6es com terceiros;

b)
assinar quaisquer dOomel!'tos, contratos, atos, titulos de credito de qualquer natureza, garantiasz ch&ues, procurac;:oes, inclusive contratos para alienac;:ao, aquisic;:ao ou onerac;: o Cle bens m6veis e im6veis, hipoteca, penhor, e ativos fixos.

Atribui oes especificas do Diretor Presidente
Clausula 1oa - Observadas as restric;:oes das clausulas 11a e 12a abaixo, o Diretor Presidente da sociedade, tera, alem dos direitos e atribuic;:oes especificados na clausula 9a supra, os seguintes poderes e atribuic;:oes:

a)
administrar, supervisionar e coordenar todos os neg6cios e atividades da sociedade, bem como praticar quaisquer atos necessarios au convenientes a este fim, assumindo quaisquer obrigac;:oes no ambito dos poderes autorizados por este Contrato Social;

b)	assegurar que todas as decis6es dos quotistas sejam observadas, bem coma mante-los informados das atividades e operac;:6es da sociedade;

Regras Gerais para Representaao da Sociedade

Clausula 11a - A representac;:ao da sociedade far-se-a, em todos os casos, de acordo com as seguintes regras:

a)
nos atos de mera rotina e simples correspondencia, representac;:ao perante repartic;:oes publicas ou em quaisquer processos administrativos, o(s) Diretor(es) ou procurador poderao agir individualmente, dentro de seus deveres, poderes e responsabilidades, coma definidos neste Contrato Social; e

b)	os instrumentos de procurac;:ao "ad negotia" e "ad judicia" serao outorgados par qualquer dos quotistas, isoladamente, ou pelo Diretor Presidente isoladamente.

c)
todos os instrumentos de procurac;:ao deverao ser outorgados para fins especificos, sendo vedado o substabelecimento e por tempo determinado, com excec;:ao dos instrumentos de procurac;:ao "ad judicia", que poderao ser outorgados par prazo indeterminado e as poderes substabelecidos.

d)
os instrumentos de procurac;:ao "ad judicia" para as processos de natureza trabalhista que envolvam valores em moeda corrente nacional equivalente a USS 25.000,00 (vinte e cinco mil d6lares) poderao ser outorgados por qualquer

Diretor isoladamente;

Paragrafo Unico - Fica vedado ao(s) Diretor(es) e aos Procuradores assumir obrigac;:oes que sejam estranhas ao objeto social, bem como fornecer garantias; fianc;:as ou avais ou usar o name da sociedade em qualquer obrigac;:ao de favor a terceiros au aos pr6prios quotistas, exceto se previamente autorizados pelos quotistas. Tais atos, quando praticados com violac;:ao das disposic;:6es acima, serao

•                  6

nulos de pleno direito e nao produziro qualquer efeito com relaao a sociedade e aos s6cios.

Clausula 12a - Cabera ao llire te•rPresidente deliberar sobre as materias e praticas relacionadas as questoes legais.
Atos sujeitos a Previa Aprovaao dos Quotistas
Clausula 13a - As materias e praticas dos atos do Diretor Presidente, abaixo relacionadas ficarao sujeitas a previa aprovaao, por escrito, das quotistas, isolada ou conjuntamente:

a)	Contrataao e substitui ao de auditores independentes;

b)	Aprovaao das demonstraoes financeiras da sociedade, quer anuais, semestrais ou por um prazo mais curto;

c)	a pratica dos seguintes atos:

(1)
aquisi ao, alienaao ou oneraao por qualquer forma, de bens im6veis, bem como ativos fixos, cujo valor individual em cada caso, exceda o valor equivalente em moeda nacional a USS 25.000,00 (vinte e cinco mil d6lares americanos);

(2)
Firmar documentos ou contratos, publicos ou particulares, que envolvam responsabilidade para a sociedade, inclusive na emissao de cheques e titulos de credito de qualquer natureza, bem como desembolso de quaisquer fundos da sociedade em valor superior ao equivalente a USS 1.000.000,00 (um milhao de d6lares americanos), por operaao, nao sendo admitido o seu desdobramento;

(3)
a contrataao de emprestimos com terceiros ou a concessao de emprestimos de fundos da sociedade, ficando estabelecido, no entanto, que essas limitaoes nao se aplicarao a concessao de creditos aos clientes da sociedade, no decurso normal das atividades sociais;

(4)	OUtorga de fiana, penhor OU outras garantias em favor de terceiros, a exceao das operaoes decorrentes das atividades comerciais da empresa e estritamente ligadas ao objeto social;

(5)	a compra e venda de participaao em outras sociedades, neg6cios ou empreendimentos de qualquer natureza, civis ou comerciais, no pais ou

(6) qualquer    reorganizaao

societaria,    fusao    incorporaiio,    Cisiio    OU ' o

no exterior; como s6cia, quotista ou acionista;
liquidaao da sociedade;

(7) Alienaao, a qualquer titulo, dos direitos decorrentes intelectual, tais como invenoes, marcas e patentes;

da propriedade \

7

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Paragrafo Onico - A cautorizac;:ao previa das quotistas para a pratica pelo(s) Diretor(es) dos atos p'4stt>!C podera ser dada por meio de carta ou fac-simile.
... ....
CAPiTULO IV - REUNIQES E DELIBERAQES DOS QUOTISTAS

Clausula 14a - Os quotistas se reunirao sempre que necessario mediante convocac;:ao de qualquer quotista ou do Diretor Presidente e todas as decisoes serao tomadas por unanimidade dos quotistas.

Paragrafo (mico - Os quotistas poderao ser representados nas Reunioes de Quotistas por procurador devidamente constituido. Os quotistas poderao tambem expressar sua opiniao ou voto por intermedio de carta ou tac-simile.
Clausula 1Sa - Quaisquer deliberac;:oes dos socios quotistas, inclusive relativas a alterac;:ao de qualquer das clausulas deste Contrato Social serao tomadas por determinac;:ao e concordancia unanime dos quotistas.

CAPiTULO v - DO EXERcrc10 SOCIAL E DEMONSTRA QES FINANCEIRAS
Clausula 16a - O exerdcio social encerrar-se-a em 31 de dezembro de cada ano, ocasiao em que serao levantados o Balanc;:o patrimonial e demonstrac;:oes financeiras nos termos da lei.

Paragrafo Primeiro - Os lucros apurados, feitas as amortizac;:oes e deduc;:oes legalmente permitidas, terao o destine que os socios quotistas que representem a maioria do capital social determinarem.

CAPrTULO VI - DA LIQUIDAAO

Clausula 17a - 0 falecimento, incapacidade ou retirada judici al ou amigavel de qualquer socio pessoa fisica ou retirada, dissoluc;:ao, concordata ou falencia de qualquer quotista nao dissolvera a sociedade que continuara com os quotistas remanescentes, ficando estabelecido que as quotas do SOciO falecido, incapacitado OU retirante, dissolvido OU falido, serao adquiridas pela quotista majoritaria pelo seu valor nominal e pagas dentro de 03 (tres) meses da data do evento. Em qualquer hipotese, a quotista remanescente devera recompor a sociedade com terceiros ate o termino do exerdcio social em curso.

Clusula 18' - No caso de liquidaao, observada a legislaao aplici\vel, os quotistas representando a maioria do capital social nomearao um ou mais liquidantes para operar a sociedade durante a liquidac;:ao e estabelecerao a sua remunerac;:ao.

8

CAPfTULO Vi1 - LEGIS    c;AO APLICAVEL E FORO

Clausula 19a - Os casos omis saoregulados pela legislaao em vigor, ficando eleito o foro da Capital do Estado de ao Pulo para dirimir quaisquer duvidas que originarem do presente contrato."

E assim, por estarem justas e contratadas, as partes firmam o presente lnstrumento em
03 (tres) vias, de igual teor e forma, na presena de 02 (duas) testemunhas abaixo subscritas.

Sao Paulo, 17 de setembro de 2013.

//s// Edimara Iansen Wieczorek     //s//Edimara Iansen Wieczorek

SIG EURO HOLDING AG & CO KGaA
p.p. Edimara lansen Wieczorek

SIG COMBIBLOC HOLDING GmbH
p.p. Edimara lansen Wieczorek

Visto do Advogado

//s// Daniel Caramaschi
Nome: Daniel Caramaschi
OAB/SP n.: 187.003

Testemunhas:

1 //s// Carol Sangiovani Figueiredo        2 //s// Caroline Alexandrino
Nome: Carol Sangiovani Figueiredo        Nome: Caroline Alexandrino
RG: 29.088.499-8 SSP/SP            RG: 47.702.443-9 SSP/SP
CPF/MF n.: 227.945.278.27            CPF/MF n.: 395.060.088-41

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Folha de assinaturas da 25" Alteraao e Consolida ao do Contrato Social da SIG Beverages Brasil Ltda.

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